Exhibit 99.2

REVOCABLE PROXY

GUARANTY FINANCIAL SERVICES, INC.
SPECIAL MEETING OF STOCKHOLDERS
____________, 2009

The undersigned hereby appoints J. Grant McGuire and Marc A. Sprouse with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Guaranty Financial Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at the ______________, Huntington, West Virginia 25701 on ____________, 2009 at ____:00 a.m., local time.  The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.
To approve and adopt the Agreement and Plan of Merger, dated as of August 22, 2008, by and between First Sentry Bancshares, Inc. and Guaranty Financial Services, Inc. pursuant to which Guaranty Financial Services, Inc. will merge with and into First Sentry Bancshares, Inc. and shares of Guaranty Financial Services, Inc. common stock (other than shares the holders of which have perfected their rights of appraisal) will be converted into the right to receive 1.176 in shares of First Sentry Bancshares, Inc. common stock.
		☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	To approve any adjournments or postponements of the Special Meeting for the purpose of soliciting additional proxies.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve certain change in control payments to Guaranty Financial Services, Inc. executive officers.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Special Meeting and a Joint Proxy Statement/Prospectus dated ________________, 2009.

Dated:	☐	Check Box if You Plan to Attend Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.